Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
September 28, 2023	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
Frequency Therapeutics, Inc.	Hong Kong	Silicon Valley
75 Hayden Avenue, Suite 300	Houston	Singapore
Lexington, MA 02421	London	Tel Aviv
	Los Angeles	Tokyo
Re: Registration Statement on Form S-4	Madrid	Washington, D.C.

To the addressee set forth above:

We have acted as special counsel to Frequency Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of (i) up to 29,311,738 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company (the “Shares”), to be issued pursuant to that certain Agreement and Plan of Merger, dated July 14, 2023, as it may be amended from time to time (the “Merger Agreement”), by and among the Company, Frequency Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, and Korro Bio, Inc., a Delaware corporation (“Korro Bio”), (ii) up to 30,001 warrants which will convert automatically into warrants to acquire shares of Common Stock in accordance with the terms of the Merger Agreement, such warrants (the “Warrants”) having originally been issued by Korro Bio pursuant to a Warrant to Purchase Stock, dated January 22, 2021, to Silicon Valley Bank (the “Warrant Agreement”), and (iii) up to 30,001 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”). The Securities are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2023 (Registration No. 333–273490) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in numbered paragraph 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

September 28, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Korro Bio stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

2.

When the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holder, and have converted into warrants to acquire shares of Common Stock in the manner contemplated by the Registration Statement and the Merger Agreement, all necessary corporate action will have been taken by the Company to authorize the conversion of the Warrants into warrants to acquire shares of Common Stock and the Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrants.

3.

When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holder, and have been issued by the Company upon exercise of the Warrants against payment therefor (not less than par value) in the manner contemplated by the Warrant Agreement, the issuance of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, Warrants or Warrant Shares, as applicable, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares, Warrants and Warrant Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, Warrants or Warrant Shares, as applicable, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions set forth in numbered paragraph 2 are subject to:

(i)	the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(ii)

the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and

September 28, 2023

(iii)

the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Warrant Agreement constitutes a legally valid and binding obligation of the parties thereto other than the Company, enforceable against each of them in accordance with its terms, and (c) that the status of the Warrant Agreement as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP